                                        EXHIBIT 10 (f)
                                     ASSIGNMENT AGREEMENT


               This Assignment Agreement is effective as of this 10th day of January, 1996 by and between Energy Absorption Systems, Inc., a Delaware corporation ("Energy"), and Barrier Systems, Inc., a California corporation ("BSI").


    W I T N E S S E T H:

     WHEREAS, Energy owns the entire right, title and interest in and to certain Patents (as defined herein) related to Barriers (as defined herein) and to methods or devices for moving such Barriers, and certain Licenses (as defined herein) granted in connection with such Patents; and

     WHEREAS, Energy desires to sell and assign all of its right, title and interest in the Patents subject only to the Licenses to BSI, and BSI desires to buy and accept such assignment of the Patents subject to the Licenses, all in exchange for the consideration described herein;

     NOW, THEREFORE, IT IS AGREED:

1    Definitions.

     1.1 Patents. "Patents" means the patents and patent applications listed in Schedule 1.1 and all related patents or patent applications if any, whether previously or subsequently filed, which correspond to or claim the priority of any of the patents and patent applications listed in
Schedule 1.1 and attached hereto, including all divisions, continuations, continuations-in-part and reissues thereof.

     1.2 Licenses. "Licenses" shall mean the licenses of the Patents listed in Schedule 1.2 and attached hereto.

     1.3 Barriers. "Barriers" means (a) any transferable roadway barrier having an upper end defining continuous lifting ledges for receiving rollers that lift and suspend the barrier, and (b) any barrier transport device with a rigid conveyor having a fixed S-shaped configuration that lifts and suspends a barrier as it moves across one or more traffic lanes.

     1.4 CMR License. "CMR License" means the Agreement of November 2, 1983 between the Commissioner of Main Roads ("CMR") and Quick-Steel Engineering Party Limited ("Quick-Steel Engineering") whereunder CMR, as Licensor, grants to Quick-Steel Engineering, as Licensee, a non-exclusive license to manufacture, use and sell moveable lane dividing strip structures for roadways pursuant to an Australian Patent No. 482604.

2    Assignment.

     2.1 Assignment of Patents. Energy hereby assigns to BSI its entire right, title and interest in and to the Patents, subject only to the Licenses, and its rights, if any, to past damages arising from the Patents.

     2.2 Assignment of Licenses. Energy hereby assigns to BSI its entire right, title and interest in and to the Licenses.

     2.3 Assignment of Litigation. Energy will assign to BSI, at BSI's request, all of Energy's right, title and interest in and to the Litigation, as such term is defined in Section 5.4 below.

3    Consideration.

     3.1  Payments.  In exchange for the assignments described in
Section 2, BSI hereby agrees to pay Energy One Million Nine Hundred Sixty Thousand and Sixty-Eight Dollars and Ninety Cents ($1,960,068.90) on the date hereof.

     3.2 Assumption of Licenses. As further consideration for the assignments described in Section 2, BSI hereby assumes all of the obligations of Energy under the Licenses, and will indemnify Energy against any and all liabilities (including but not limited to reasonable attorneys fees) arising after the date hereof from the Licenses and from the assignment of the Licenses to BSI.

     3.3 Forgiveness of Royalties. Energy hereby forgives, releases and cancels in full BSI's obligation to pay to Energy royalties that are not yet payable on the date hereof, pursuant to the terms of that certain amended and restated License Agreement between Quick-Steel Engineering Party Limited and Barrier Systems, Inc. dated May 1, 1989, amending and restating the Agreement between Quick-Steel Engineering and Carson Manufacturing Company dated May 10, 1983 (the "BSI License").

4    CMR License.

     4.1 Acknowledgments by BSI. BSI acknowledges that it is aware of the terms of the CMR License. BSI acknowledges that Section 10(b) of the CMR License prohibits the licensee from assigning its rights thereunder without the prior consent in writing of CMR, and that such consent shall not be unreasonably withheld. BSI further acknowledges that Energy has not obtained the consent of CMR to its assignment to BSI of the CMR License.

     4.2 Conflict with CMR License. Energy represents and warrants that, to the best of its knowledge without any investigation and based solely on the representations of Quick-Steel Engineering (i) the devices described in the Patents are not "Improvements" as that term is defined in the CMR License, and (ii) the present commercial versions of the products covered by the Patents do not embody the "Technology" and are not licensed "Products" as those terms defined in the CMR License. Energy represents and warrants that Energy has not paid and is not liable for the payment of any royalties to CMR pursuant to the CMR License.

     4.3 Consent of CMR. Notwithstanding the assignment by Energy of whatever rights and interests it may have in the CMR License, BSI acknowledges that Energy does not intend to seek the consent of CMR in connection with this transaction. BSI will consummate the transactions contemplated herein without requiring Energy to obtain CMR's consent to the assignment of its interests in the CMR License.

5     Further Assistance.

         5.1 Communication with Patent Advisors; Files and Records. Energy will promptly instruct its patent advisors for each of the Patents to disclose and release all files related to the Patents to BSI. Energy will cooperate with BSI, at BSI's expense, in all reasonable ways in further prosecution and other activities related to the Patents.

     5.2 Documentation of Assignments. Energy will promptly execute any additional documents required by BSI to carry out the assignments of this Agreement, including recordable assignments for the Patents.

     5.3 Notices to Licenseholders. Energy will cooperate with BSI to send appropriate written notices pertaining to the assignment of the Licenses, as required by the Licenses or as otherwise reasonably requested by BSI.

     5.4 Canadian Litigation. BSI recognizes and acknowledges that upon consummation of the assignment to BSI of the Patents and Licenses, Energy will take action to remove itself from all litigation pending in Canada relating to the Patents ("Litigation"). Energy will cooperate with BSI concerning the Litigation; provided, however, if BSI elects to pursue the Litigation after the assignment of the Patents and Licenses, BSI agrees to indemnify and hold Energy harmless from any damages Energy suffers arising after the date hereof from BSI's continued participation in the Litigation.

6    Covenants of Energy.

     6.1 Non-Disclosure. Energy agrees that (except as otherwise required in the performance of its obligations hereunder) it will not directly or indirectly use for the benefit of anyone other than BSI, or disclose to others, any confidential information or data relating to Barriers, including, without limitation, confidential information and data relating to Barriers, the Patents, and Licenses; provided however, BSI acknowledges and agrees that Energy's parent company may disclose information regarding this Agreement and the transactions contemplated herein in order to comply with its public company reporting obligations under the securities laws.

     6.2 Records. Energy shall deliver to BSI within five (5) days of the date hereof the originals and all copies of all records and confidential information and data related to Barriers, the Patents, and Licenses including without limitation, notes, lists, models, drawings and sketches, blueprints and technical documentation, prepared by Energy or its assignor (or their agents) or otherwise in Energy's possession, on or prior to the date of this Agreement.

     6.3  Non-competition.  For a period from the date hereof until three
(3) years after the last to expire of the Patents, Energy shall not sell directly or indirectly any product that would infringe the Patents or that could be substituted for existing applications of the Product in the Territory as of the date hereof without prior approval of BSI; provided, however, that the foregoing restriction shall not apply to any Energy product or product line, including future modifications of such products, which are identified in Schedule 6.3 attached hereto and incorporated herein. For purposes of this Section 6.3, (i) Product shall mean a moveable barrier system as described in United States patent numbers 4,498,803, 4,500,225 or 4,624,601 consisting of a series of moveable barriers, transfer vehicle(s) and ancillary equipment necessary to allow the barrier system to function properly, and (ii) Territory shall mean those countries of the world where any of the Patents have been issued.

7     Representations and Warranties of Energy.

     7.1 Accuracy and Completeness of Disclosure. Energy represents and warrants: (a) Schedule 1.1 lists all of the patents and patent applications which both (i) are in any way related to Barriers or to methods or devices for moving Barriers and (ii) are owned in whole or in part by Energy; and
(b)(i) Schedule 1.2 lists all of the licenses which have been granted in connection with such Patents, and (ii) that except as listed on Schedule 1.2, there are no other agreements, arrangements, contracts or understandings which govern or relate to the Patents and the Licenses.

     7.2 Ownership. Energy represents and warrants that as of the date of this Agreement, Energy holds all right, title and interest in and to the patents and patent applications of Schedule 1.1 (except for the rights granted to third parties by the Licenses of Schedule 1.2).

     7.3 Right to Assign. Energy represents and warrants that subject to the provisions of Section 4 and the Licenses, Energy has the right to assign the rights assigned by this Agreement, except as required by the CMR License.

     7.4 Payment of Maintenance Fees. Energy represents and warrants that all maintenance fees on the Patents due on or before December 31, 1995 have been paid by Energy.

     7.5 No Conflicting Agreements. Energy represents and warrants that it is not a party to any other agreement, the terms and conditions of which, would prevent or interfere with its obligations under this Agreement. Energy represents and warrants that to the best of Energy's knowledge, except as set forth on Schedule 7.5, there are no disputes between Energy and any third party to said Licenses, and there are no disputes between Energy and any third party to any other agreements, contracts, understandings or arrangements regarding the subject matter of this Agreement.

     7.6 Information Regarding Licenses, Contracts. Energy represents and warrants that it has delivered to BSI true, accurate and complete copies of all Licenses and all other contracts, agreements, understandings or arrangements which govern or relate to Barriers, the Patents, and the Licenses. Except with respect to the BSI License, Energy hereby represents and warrants that it is not in default under or in breach or violation of any term or provision of any of the Licenses, or any other contract, agreement, understanding or arrangement which governs or relates to Barriers, the Patents or the Licenses, and, to Energy's knowledge, no other party to any License or any other such contract, agreement, understanding or arrangement is in default thereunder, except as set forth on Schedules
7.5 and 7.8.

     7.7 Status of Licenses, Contracts. Energy represents and warrants that the parties to the Licenses described on Schedule 1.2 have made reports and paid royalties through the dates set forth on Schedule 7.7.

     7.8 No Infringement Actions. Energy represents and warrants (a) that there are no infringement actions or any other legal proceedings, pending or, to Energy's best knowledge, threatened, with respect to the Patents except as set forth on Schedule 7.8, and (b) that, to the best of Energy's knowledge, the systems claimed in the Patents do not infringe any other patent or rights.

8    Representations and Warranties of BSI.

     8.1 Right to Enter Agreement. BSI represents and warrants that it has the power and authority to enter into this Agreement and to undertake the obligations contemplated herein.

     8.2 No Conflicting Agreements. BSI represents and warrants that it is not a party to any other agreement, the terms and conditions of which, would prevent or interfere with its obligations under this Agreement. BSI represents and warrants that except as set forth on Schedule 8.2, there are no disputes between BSI, Energy or, to BSI's best knowledge, any third party to said Licenses, and there are no disputes between BSI and any third party to any other agreements, contracts, understandings or arrangements regarding the subject matter of this Agreement.

     8.3 Copies of Licenses, Contracts. BSI represents and warrants that it has received from Energy copies of all Licenses and all other contracts, agreements, understandings or arrangements listed on Schedule 1.2 attached hereto.

     8.4 No Infringement Actions. BSI represents and warrants that to the best of its knowledge there are no infringement actions or any other legal proceedings, pending or threatened, with respect to the Patents except as set forth on Schedule 7.8, and that the systems shown in the Patents do not infringe any other patent or rights.

     8.5 Disclosure. BSI represents and warrants that to the best of its knowledge, Schedule 1.2 lists all of the Licenses that are in any way related to the Patents.

9    Miscellaneous Provisions

     9.1 Expenses. All expenses incurred by any party hereto shall be borne by the party incurring the same.

     9.2 Notices. Any notice expressly provided for under this Agreement shall be in writing, and shall be deemed given and effective when delivered in hand or received by courier or telecopy or, if mailed, on the third day after the date of mailing if sent by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address for such party set below. Any party and any representative designated below may, by notice to the others, change its address for receiving such notices.

          Address for notices to Energy:

          George D. Ebersole, President
          Energy Absorption Systems, Inc.
          One E. Wacker Drive, Suite 3000
          Chicago, Illinois 60601
          Fax No. (312) 467-9928

          with a copy to:

          Anne Hamblin Schiave
          McBride Baker & Coles
          500 West Madison Street, 40th Floor
          Chicago, Illinois 60606
          Fax No. (312) 993-9350

          Address for notices to BSI:

          John W. Duckett, President
          Barrier Systems, Inc.
          1100 East William Street, Suite 206
          Carson City, NV 89701-3104
          Fax No. (702) 885-2598

          with a copy to:

          John V. Erickson, Esq.
          Collette & Erickson
          555 California Street, Suite 4350
          San Francisco, CA 94104
          Fax No. (415) 788-6929

     9.3 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     9.4 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     9.5 Assignment and Benefits of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties or their respective successors, but may not be assigned by any of the foregoing without the written consent of the others. Except as aforesaid, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their said successors and assigns, any rights under or by reason of this Agreement.

     9.6 Construction of Agreement. Section headings shall have no effect on the interpretation of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. A reference to a Section, an Exhibit or a Schedule shall mean a section in or an exhibit or schedule to this Agreement unless otherwise explicitly set forth.

     9.7 Entire Agreement; Counterparts, Etc. This Agreement and Schedules and Exhibits attached hereto constitute the entire agreement among the parties as to the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

     9.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                    ENERGY ABSORPTION SYSTEMS, INC.


                                    By: /s/George D. Ebersole
                                       ---------------------------------
                                         George D. Ebersole, President


                                    BARRIER SYSTEMS, INC.


                                    By: /s/John W. Duckett
                                       ---------------------------------
                                         John W. Duckett, President

                                 Schedule 1.1

                                    Patents

Title of       Inventor       Country       Patent       Date
Patent                                      Number       Issued
--------       --------       -------       ------       ------

Transferable   John P.        Australia     535,245      29/6/84
Roadway Lane   Quittner
Divider

Transferable   John P.        Australia     576,754      3/1/89
Lane Divider   Quittner

Transferable   John P.        Austria       0125817*     18/3/87
Lane Divider   Quittner

Transferable   John P.        Belgium       125,817*     18/3/87
Lane Divider   Quittner

Transferable   John P.        Canada        1,176,848    30/10/84
Roadway Lane   Quittner
Divider

Transferable   John P.        Canada        1,208,469    29/7/86
Roadway Lane   Quittner
Divider

Transferable   John P.        Canada        1,230,001    08/12/87
Lane Divider   Quittner

Transferable   John P.        Canada        1,232,784    16/2/88
Lane Divider   Quittner

Transferable   John P.        Federal       0125817*     18/3/87
Lane Divider   Quittner       Republic
                              of Germany

Transferable   John P.        France        125,817*     18/3/87
Lane Divider   Quittner

Transferable   John P.        Italy         125,817*     18/3/87
Lane Divider   Quittner

Transferable   John P.        Japan         1732493      17/2/93
Lane Divider   Quittner

Transferable   John P.        Luxembourg    125,817*     18/3/87
Lane Divider   Quittner

Transferable   John P.        Malaysia      U1-9102410   27/12/91
Lane Divider   Quittner                     (Pending)    (Filing Date)

Transferable   John P.        Malaysia      U1-9102411   27/12/91
Lane Divider                                (Pending)    (Filing Date)

Transferable   John P.        The           125,817*     18/3/87
Lane Divider   Quittner       Netherlands

Transferable   John P.        Sweden        125,817*     18/3/87
Lane Divider   Quittner

Transferable   John P.        Switzerland   125,817*     18/3/87
Lane Divider   Quittner

Transferable   John P.        United        125,817*     18/3/87
Lane Divider   Quittner       Kingdom

Moveable Lane  John P.        United        4,498,803    12/02/85
Barrier        Quittner       States
Locking System

Transferable   John P.        United        4,500,225    19/02/85
Roadway Lane   Quittner       States
Divider

Transferable   John P.        United        4,624,601    25/11/86
Roadway Lane   Quittner       States
Divider

* Energy has discovered that the disclosure of Australian Patent No. 535,245 qualifies as prior art against these patents, which will narrow the scope of the patents.

                                 Schedule 1.2

                                   Licenses

1.    Amended and Restated License Agreement between Quick-Steel
Engineering Party Limited and Barrier Systems, Inc. dated May 1, 1989, amending and restating the Agreement between Quick-Steel Engineering and Carson Manufacturing Company dated May 10, 1983.

2. Agreement between Quick-Steel Engineering Party Limited and Carson Manufacturing Company dated May 10, 1983, which may have been amended from time to time.

3.    Agreement between Quick-Steel Engineering Party Limited and
Techniques Speciale De Securite dated December 1, 1983 relating to a transferable roadway lane divider, and amended on April 16, 1984.

4.    Agreement between Quick-Steel Engineering Party Limited and
Techniques Speciale De Securite dated December 1, 1983 relating to a moveable media strip.

5. Transfer of License Agreement between EMT-International BV. and Techniques Speciale De Securite dated July 1, 1987. [deemed rescinded]

6. License Agreement between the Commissioner of Main Roads and Quick-Steel Engineering Party Limited, dated November 2, 1983.

                                  Schedule 6.3

                 Permanent Mounted Attenuators
                      G-R-E-A-T (Registered Trademark) System
                      Hi-Dro (Registered Trademark) Sandwich System Hex-Foam (Registered Trademark) Sandwich System The N-E-A-T'
                      LMA (Registered Trademark)
                      Hi-Dro' Cell Cluster
                      Brakemaster (Registered Trademark) System

                 Work Zone Attenuators
                      Energite (Registered Trademark) Inertial Barrier
                        Systems
                      The N-E-A-T'
                      G-R-E-A-T (Registered Trademark) CZ
                      TRITON (Registered Trademark) BARRIER

                 Truck Mounted Attenuators
                      Hex Foam (Registered Trademark) TMA
                      Alpha 1000 (Registered Trademark)
                      Alpha 2001 MD (Registered Trademark)
                      Alpha 60 MD (Registered Trademark)
                      LS-PRO TMA

                 Cushion Wall'
                 Barrier Gate (Registered Trademark)

                 Guardrail and GuardRail End Treatments
                      Sentre (Registered Trademark)
                      Trend (Registered Trademark)
                      W-Beam
                      Thrie Beam

                 RTA'

                 Longitudinal Barrier
                      TRITON (Registered Trademark) BARRIER

                 Miscellaneous Products
                      MP-3 (Registered Trademark) Anchors

                 QuadGuard Attenuator

                              Schedule 7.5

                      Conflicting Agreements, Disputes


     1. Energy and TSS believe that Gaillednat of 17, Rue Pierre Rigaud, 94200 Ivry Sur Seine, France is infringing the patents.

     2. Energy believes that TSS may not be paying royalties on all royalty-bearing transactions. See correspondence between Messrs. Dreznes and Tabaillon dated June 19, 1995, attached hereto.

                                 Schedule 7.7

                           Royalty Payment Schedule


                           Royalty Payments On       Royalty Payments
                           Sales Made Since          Made On Sales Made
License                    7/1/94                    for Period Ended
-----------------------------------------------------------------------

BSI                        $ 546,157.74              September 30, 1995

TSS                           93,373.41              September 30, 1995

                                  Schedule 7.8

                         Infringement Actions and Other
                                Legal Proceedings



1.    Canada Federal Court File No. T-2197-92.
      Energy Absorption Systems, Inc., Plaintiff, and 2859-7888 Quebec Inc., Richard Capuano, 2704927 Canada Inc., Les Services de Beton
Universels Ltee, Defendants.

2.    Canada Federal Court File No. T-2394-94
      Energy Absorption Systems, Inc., Plaintiff, and D.I.M.S. Construction Inc., Defendant.

3.    Canada Federal Court No. T-1154-95
      Energy Absorption Systems, Inc., Plaintiff, and Gilles Richer, Signalisation LASM Inc., 9015-2539 Quebec Inc., Richard Bourdon, LaCroix Industries, 2842-6351 Quebec Inc., c.o.b. as Signalisation Laurentienne, Mole Construction Inc., John Doe, Jane Doe, and Doe Corporation,
Defendants.

4.    Quebec Superior Court Action No. 500-05-009072-925
      2704927 Canada Inc., Plaintiff, and Les Services de Beton Universels Ltee, Defendant, and Energy Absorption Systems, Inc., Intervenant.

                                 Schedule 8.2

                                 BSI Disputes



                                    None.